Exhibit 10.1

Thomas Group, Inc.

5221 N. O’Connor Boulevard, Suite 500

Irving, Texas 75039-3714

PRIVATE & CONFIDENTIAL

March 3, 2009

Mr. Michael E. McGrath

One Hanover Place

16633 Dallas Parkway

Suite 280

Dallas, Texas  75001

Re:  Amendment to Terms and Conditions of Employment

Dear Mr. McGrath:

This letter will evidence the terms and conditions relating to an amendment of the letter agreement entered into by Thomas Group, Inc. and you dated February 19, 2008 (the “Employment Letter”).

Amendments to Employment Letter

The Employment Letter is hereby amended so that Section 1(c) of the Employment Letter shall read in its entirety as follows:

(c)           Time Commitment.  You shall devote at least 33% of your business time and energy to your duties as Executive Chairman during the period beginning on the Effective Date and ending on the second anniversary of the Effective Date (the “Initial Period”).  During successive annual periods, you shall devote at least 25% of your business time and energy to your duties as Executive Chairman.

The Employment Letter is hereby amended so that Section 1(d) of the Employment Letter shall read in its entirety as follows:

(d)           Compensation.  Your base salary for the Initial Period shall be $330,000 annually and your base salary for successive annual periods shall be $250,000.  Your base salary shall be payable in accordance with the Company’s standard payroll policies and subject to standard withholdings and deductions.

Ratification

Except as amended or modified by this letter, the Employment Letter is hereby ratified by each of the parties hereto and shall remain in full force and effect in accordance with its terms.

Counterparts

This letter may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

If you agree that the foregoing terms and conditions accurately evidence our agreement, please sign and return this letter.

Very truly yours,

THOMAS GROUP, INC.

By	/s/ Earle Steinberg
Earle Steinberg
President and Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Michael E. McGrath
Michael E. McGrath